Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the period from June 27, 2008 (commencement of operations) to March 31, 2009 of MacroShares $100 Oil Up Trust (the "Registrant"), as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), I, John A. Flanagan, principal financial officer of Macro Securities Depositor, LLC, which acts as the depositor for the Registrant (the "Depositor"), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Annual Report fairly represents, in all material respects, the financial condition and result of operations of the Registrant.

Date: June 29, 2009

/s/ JOHN A. FLANAGAN
John A. Flanagan Chief Financial Officer of Depositor, on behalf of registrant